PRESS  RELEASE  OF  MACDERMID  DATED  JULY  24,  2001


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MACDERMID  INCORPORATED  NEWSLINE
WATERBURY,  CT  06720-9984
TEL  (203)  575-5700
OFFICES  LOCATED  WORLDWIDE.




                          WATERBURY, CT, JULY 23, 2001
                              FOR IMMEDIATE RELEASE

FIRST  QUARTER  EARNINGS  ANNOUNCEMENT



                              FOR THE FIRST QUARTER
                              ---------------------
                           Net Sales $185,646 down 1%
                            Earnings Per Share $0.18
                                               -----

MacDermid, Incorporated, a worldwide manufacturer of proprietary specialty chemical products and materials for the electronics, metal finishing and graphic arts industries, today reports earnings for its first quarter ended June 30, 2001.

Earnings per share were $0.18 for the quarter compared to $0.43 for the prior year. Proprietary revenues of $152,369,000 were down 12% compared to the prior quarter. Foreign currency translation reduced per share earnings, primarily in the European markets, by approximately $0.01 or 5% and reduced proprietary sales by $5,100,000 or 3%.

Owner earnings, a measure of free cash flow, was $14,308,000 up 70% from the prior year and 48% more than the previous sequential quarter.

As anticipated, the Dynacircuits operations continued to report losses in this quarter because of the closure of the double-sided facility, which was completed in early July. It is anticipated that losses will be reduced as a result of these actions. Several parties have expressed interest in acquiring the remaining single-sided assets of Dynacircuits. The company will pursue the divestiture of the remaining interest in the Chicago facility. Dynacircuits reported a loss of $0.06 per share for the quarter. In the prior year's quarter
Dynacircuits  was  accounted  for  on  an  equity  basis.

The  company  also  announced  the  appointment  of two senior executives.  John
Cordani will join the company as Vice President, General Counsel, and Secretary.
He rejoins the company after a one-year absence. Mr. Richard Boehner was appointed Vice President Corporate Development. Mr. Boehner served in similar capacities at Great Lakes Chemical and Allied Signal.

Dan  Leever,  CEO  stated, "we are very pleased to announce the rejoining of Mr.
Cordani and the appointment of Mr. Boehner. Both gentlemen are an important step in the development of our management capacity."

Mr.  Leever  went  on to say, "Business conditions remain extremely challenging.
End use demand for rigid printed circuit boards in North America is down at least 50%. The book to bill ratio at .72 indicates sustained weakness in the end markets, particularly communications. We had hoped for recovery in the industry late this calendar year. This now appears unrealistic. Our revenues in electronics continued to decline as the quarter progressed. In Industrial
Products, the US automotive slow down along with the portion of our IP business that serves electronics plating, resulted in a very poor quarter. In Graphic
Arts, advertising and corrugated packaging were soft, however prior period cost reductions resulted in improved earnings and cash flow.

  The strength of our diversified portfolio has never been more evidenced. No one could have anticipated the severity of the electronics slowdown. Without the business and geographic diversity recently accomplished, we would not have been able to report record owner earnings. This coupled with the refinancing accomplished this quarter gives us the ability to continue to invest in growth initiatives. In recent months we completed the expansion of our Asia capabilities with the addition of 70 people. In Graphic Arts we increased the R&D budget as we see increased opportunity for growth through innovation. We are confident we will continue to generate significant cash flow further reducing our debt in the months ahead."



                              NYSE  -  MRD
                         CUSIP  554273  10  2



THIS  REPORT  AND  OTHER CORPORATION REPORTS AND STATEMENTS DESCRIBE MANY OF THE
POSITIVE  FACTORS  AFFECTING  THE  CORPORATION'S  FUTURE  BUSINESS  PROSPECTS.
INVESTORS  SHOULD ALSO BE AWARE OF FACTORS WHICH COULD HAVE A NEGATIVE IMPACT ON
THOSE  PROSPECTS.  THESE INCLUDE POLITICAL, ECONOMIC OR OTHER CONDITIONS SUCH AS
CURRENCY  EXCHANGE  RATES,  INFLATION  RATES,  RECESSIONARY OR EXPANSIVE TRENDS,
TAXES  AND  REGULATIONS  AND  LAWS AFFECTING THE BUSINESS; COMPETITIVE PRODUCTS,
ADVERTISING,  PROMOTIONAL  AND PRICING ACTIVITY; THE DEGREE OF ACCEPTANCE OF NEW
PRODUCT  INTRODUCTIONS  IN  THE  MARKETPLACE;  TECHNICAL  DIFFICULTIES WHICH MAY
ARISE WITH NEW PRODUCT INTRODUCTIONS; AND THE DIFFICULTY OF FORECASTING SALES AT
CERTAIN  TIMES  IN  CERTAIN  MARKETS.




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




MACDERMID, INCORPORATED
CONDENSED CONSOLIDATED SUMMARY OF EARNINGS

IN $THOUSANDS . . . . . . . . . . . . . . . . . .  THREE MONTHS ENDED JUNE 30TH
                                                                            2001          2000
                                                   ------------------------------  ------------

Total Net Sales . . . . . . . . . . . . . . . . .  $                     185,646   $   187,063

Gross Margin. . . . . . . . . . . . . . . . . . .                         78,059        91,656
   Gross Margin % . . . . . . . . . . . . . . . .                           42.0%         49.0%

Selling, Technical and Administrative Expenses. .                         54,646        56,002
                                                   ------------------------------  ------------
Operating Profit. . . . . . . . . . . . . . . . .                         23,413        35,654
   Operating Profit % . . . . . . . . . . . . . .                           12.6%         19.1%

Amortization. . . . . . . . . . . . . . . . . . .                          5,483         4,895
Other . . . . . . . . . . . . . . . . . . . . . .                            658         1,770
            . . . . . . . . . . . . . . . . . . .  ------------------------------  ------------
EBIT. . . . . . . . . . . . . . . . . . . . . . .                         17,272        28,989
Net Interest Expense. . . . . . . . . . . . . . .                          8,277         7,179
              . . . . . . . . . . . . . . . . . .  ------------------------------  ------------
Earnings Before Income Taxes + Minority Interest                           8,995        21,810

Income Taxes. . . . . . . . . . . . . . . . . . .                          3,328         8,026
Minority Interest                                                             27             0
              . . . . . . . . . . . . . . . . . .  ------------------------------  ------------


Net Earnings. . . . . . . . . . . . . . . . . . .  $                       5,694   $    13,784



Diluted Earnings Per Share. . . . . . . . . . . .  $                        0.18   $      0.43

Diluted Average Common Shares Outstanding . . . .                     32,389,340    32,415,236


EBITDA (before one time charges). . . . . . . . .                         28,608        38,733






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MACDERMID, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
IN $THOUSANDS. . . . . . . . . . . . . . .  JUNE 30, 2001   MARCH 31, 2001   JUNE 30, 2000
                                            --------------  ---------------  --------------

Cash and Equivalents . . . . . . . . . . .         15,512           12,546          16,964
Accounts Receivable. . . . . . . . . . . .        182,621          194,764         194,970
Inventories. . . . . . . . . . . . . . . .        140,894          141,513         126,641
Other Current Assets . . . . . . . . . . .         18,503           16,711          14,255
                                            --------------  ---------------  --------------
                                                  357,530          365,534         352,830

Property, Plant & Equipment (net). . . . .        174,139          183,578         153,570
Goodwill . . . . . . . . . . . . . . . . .        235,638          236,098         229,515
Other Intangibles. . . . . . . . . . . . .         66,135           67,135          69,873
Other Long Lived Assets. . . . . . . . . .         46,670           32,480          36,626
                                            --------------  ---------------  --------------

Total Assets . . . . . . . . . . . . . . .        880,112          884,825         842,414

Payables . . . . . . . . . . . . . . . . .        156,181          159,580         149,005
Short Term Debt. . . . . . . . . . . . . .         18,765           80,265          53,924
Long Term Debt . . . . . . . . . . . . . .        444,359          392,619         400,039
Other Long Term Liabilities. . . . . . . .         25,463           21,692          13,129
Minority Interest. . . . . . . . . . . . .          2,615                -               -
Shareholders Equity. . . . . . . . . . . .        232,729          230,669         226,317
                                            --------------  ---------------  --------------

Total Liabilities and Shareholders Equity.        880,112          884,825         842,414

Debt to Total Capital. . . . . . . . . . .             67%              67%             67%




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



MacDermid, Incorporated
Condensed Consolidated Summary of Cash Flows

In $Thousands
                                                  2001      2000
                                               -------  --------

Net Income. . . . . . . . . . . . . . . . . .    5,694    13,784

Depreciation. . . . . . . . . . . . . . . . .    5,853     4,847
Amortization. . . . . . . . . . . . . . . . .    5,483     4,895
Provision for bad debt. . . . . . . . . . . .    1,080       548
Working Capital changes . . . . . . . . . . .  <1,396>  <13,612>
                                               -------  --------
Cash from Operations. . . . . . . . . . . . .   16,714    10,462

Capital Spending (Net). . . . . . . . . . . .  <2,406>   <2,048>
                                               -------  --------

Owners Earnings . . . . . . . . . . . . . . .   14,308     8,414

Acquisitions of Business (net). . . . . . . .        0  <54,280>
Dividends to Shareholders . . . . . . . . . .    <643>     <623>
Increase/<Decrease> in Debt . . . . . . . . .  <6,696>    43,552
Currency Translation/Other. . . . . . . . . .  <4,003>     <215>
                                               -------  --------

Increase in Cash. . . . . . . . . . . . . . .    2,966   <3,152>
                                               =======  ========


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

MACDERMID, INCORPORATED
----------------------------
SALES AND MARGINS BY REGION
----------------------------
IN $THOUSANDS                  THREE MONTH ENDED JUNE 30TH
                              -----------------------------
                                                      2001       2000
                              -----------------------------  ---------

AMERICAS
  Sales. . . . . . . . . . .  $                     83,378   $ 93,410
  Op. Margin . . . . . . . .                         8,998     20,235
  OM%. . . . . . . . . . . .                          10.8%      21.7%

EUROPE
  Sales. . . . . . . . . . .                        73,705     59,646
  Op. Margin . . . . . . . .                         9,872      8,997
  OM%. . . . . . . . . . . .                          13.4%      15.1%

ASIA
  Sales. . . . . . . . . . .                        28,563     34,007
  Op. Margin . . . . . . . .                         4,543      6,422
  OM%. . . . . . . . . . . .                          15.9%      18.9%

TOTAL COMPANY
  Sales. . . . . . . . . . .                       185,646    187,063
  Op. Margin . . . . . . . .                        23,413     35,654
  OM%. . . . . . . . . . . .                          12.6%      19.1%




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



MACDERMID, INCORPORATED
---------------------------
SALES AND MARGINS BY GROUP
---------------------------
IN $THOUSANDS                 THREE MONTHS ENDED JUNE 30TH
                             ------------------------------
                                                      2001       2000
                             ------------------------------  ---------
SURFACE FINISHES:
  Sales . . . . . . . . . .  $                      87,463   $113,490
  Operating Margin. . . . .                         14,002     23,185
  OM% . . . . . . . . . . .                           16.0%      20.4%

GRAPHIC ARTS:
  Sales . . . . . . . . . .                         74,845     73,573
  Operating Margin. . . . .                         11,401     12,469
  OM% . . . . . . . . . . .                           15.2%      16.9%

ELECTRONICS MANUFACTURING:
  Sales . . . . . . . . . .                         23,338          -
  Operating Margin. . . . .                        <1,990>          -
  OM% . . . . . . . . . . .                         <8.5%>          -

TOTAL COMPANY:
  Sales . . . . . . . . . .                        185,646    187,063
  Operating Margin. . . . .                         23,413     35,654
  OM% . . . . . . . . . . .                           12.6%      19.1%
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